SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FC FINANCIAL SERVICES INC.
(Exact name of registrant as specified in its charter.)

Nevada	98-040339
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

110 Jardin Drive, Suite 13
Concord, Ontario
Canada L4K 2T7
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[ x ]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-113509.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

Item 1.     Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-113509) is incorporated by reference into this registration statement.

Item 2.     Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-113509 on March 11, 2004. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Chavez and Koch, Certified Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

The following Exhibit is incorporated herein by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on April 14, 2005.

Exhibit No.	Document Description
16.1	Letter from Chavez and Koch, Certified Public Accountants

The following Exhibit is incorporated herein by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on December 1, 2005.

Exhibit No.	Document Description
3.1	Amended Articles of Incorporation

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 7th day of February, 2006.

FC FINANCIAL SERVICES INC.
(Registrant)

BY:	/s/ Taras Chebountchak
Taras Chebountchak, President, Principal Executive Officer, Principal Financial Officer and a member of the Board of Directors.